Exhibit 10.3

Amendment Agreement
to the original Chinese Labor Contract of Susan Y H Yao

This amendment agreement is entered by and between Solar Enertech Corp. (the “Company”) and Susan Y H Yao (the “Employee”) on August 10, 2011.

On May 16, 2011, the Company and the Employee entered a labor contract complying with China law. The key elements in the original labor contract are as follows:

Name: Ms. Susan Y H Yao.
Position: CFO
Contract length: May 16, 2011 to May 15, 2014
Compensation: monthly salary of 50,000 RMB yuan
Bonus: approximately one month’s pay at the end of year
Incentives:
-	Option to purchase 500,000 shares the company’s common stock;
-	A commute vehicle provided by the company
-	Lunch and cell phone expenses
Social security benefits and insurance

This Amendment is made in reference of the stock options contemplated to be granted therein the original labor contract.

The parties confirm that the grant of 1,000,000 restricted shares, vesting over 3 years, subject to a 1 year cliff and the balance vesting in equal monthly installments thereafter, is to supersede any obligation to grant the 500,000 options referenced in her letter and no further obligation to issue equity exists.

/s/ Leo Shi Young	/s/ Susan Y H Yao
Solar Enertech Corp	Susan Y H Yao